SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549




                             FORM 8-K
                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):      November 24, 1997



                     ASANT<E'> TECHNOLOGIES, INC.
      (Exact name of registrant as specified in its charter)




        State of
        DELAWARE                         0-22632              77-0200286
(State or other jurisdiction     (Commission File Number)   (IRS Employer
of incorporation or organization)                          Identification No.)





                         821 Fox Lane
                         San Jose, CA  95131
              (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:    (408) 435-8388

ITEM 5.    OTHER EVENTS

     Mr. Tommy Leung, the Vice President of Engineering for Asant<e'> Technologies, Inc., passed away on November 24, 1997. Mr. Jeff Lin, CEO and President, will assume Mr. Leung's responsibilities until such time as a qualified candidate can be identified by the Company to fill Mr. Leung's position. The Company is conducting a search for a new engineering executive at this time.


                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATE:  December 4, 1997    ASANT<E'> TECHNOLOGIES, INC.



                           /S/ ROBERT A. SHEFFIELD
                           Robert A. Sheffield
                           Vice President, Finance and
                           Chief Financial Officer
                           (Authorized Officer and Principal Financial Officer)




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